Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors and Stockholders

Desert Hawk Gold Corp

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 of Desert Hawk Gold Corp filed February 10, 2011 of our report dated April 2, 2014, relating to the consolidated financial statements as of and for the years ended December 31, 2013 and 2012 which appears in this Form 10-K.

Sincerely,

/s/ DeCoria, Maichel & Teague, P.S.

DeCoria, Maichel & Teague, P.S.

Spokane, Washington

April 11, 2013